                           MGIC INVESTMENT CORPORATION
                         2005 EXECUTIVE BONUS FRAMEWORK

o Actual bonuses for executives will continue to be determined in the discretion of the Management Development, Nominating and Governance Committee taking account of:

     -    The ROE framework set forth below;

     - The Company's actual financial and other results for the year compared to the goals presented to and approved by the Committee in January of the year;

     - The business environment in which the Company operated during the year;

     -    Individual officer performance; and

     -    Recommendations by the CEO (except in regard to his own bonus).

o Executives who elect to receive restricted stock vesting in one year for up to 1/3rd of the bonus (base restricted stock) will be awarded 1.5 shares of restricted stock vesting in three years for each share of base restricted stock.

o No individual bonus may exceed the formula amount established for purposes of Internal Revenue Code Section 162(m).

o    The ROE framework is as follows:

     - ROE = net income / average of beginning and ending shareholders' equity

                                    TIER I*               TIER II**              TIER III***          % MAX BONUS
              ROE               (BASE MULTIPLE)        (BASE MULTIPLE)         (BASE MULTIPLE)

              => 20%                  3X                    2.25X                   1.8X                 100%

          =>10% - <20%             >1 - <3X             >0.75 - <2.25X          >0.6 - <1.8X          >33 - <100%

            5% - <10%              Up to 1X              Up to 0.75X             Up to 0.6X            Up to 33%

              < 5%                    0X                      0X                     0X                   0%

           Note: Interpolation between points (not necessarily linear)

*    CEO

**   EVPs and General Counsel

***  Other executive officers